UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2022
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Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)
Registrant’s telephone number, including area code (415) 421-7900
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $.01 per share	WSM	New York Stock Exchange	, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 1, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on by the Company’s stockholders:
Proposal 1:  Election of Board of Directors:

Name of Director	For	Against	Abstain	Broker Non-Vote
Laura Alber	60,233,917	73,022	33,282	3,746,677
Esi Eggleston Bracey	59,673,939	630,491	35,791	3,746,677
Scott Dahnke	59,723,204	580,689	36,328	3,746,677
Anne Finucane	60,233,274	67,437	39,510	3,746,677
Paula Pretlow	60,134,035	171,083	35,103	3,746,677
William Ready	59,983,201	317,948	39,072	3,746,677
Frits van Paasschen	59,888,372	416,221	35,628	3,746,677

All director nominees were duly elected.

Proposal 2:  Advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Vote
59,308,307	921,191	110,723	3,746,677
Proposal 2 was approved, on a non-binding advisory basis.
Proposal 3:  Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2023:

For	Against	Abstain
62,956,834	1,096,667	33,397
Proposal 3 was approved.

Item 9.01.	Financial Statements and Exhibits

(d)	List of Exhibits:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: June 3, 2022	By:	/s/ Julie Whalen
Julie Whalen
Chief Financial Officer

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